Exhibit 5

Lindsay K. Blackwood
Associate Chief Counsel
and Corporate Secretary

1601 Chestnut Street Philadelphia, PA 19192
February 2, 2012

Dear Sir or Madam:

I have acted as counsel to Cigna Corporation, a Delaware corporation (the “Company”), in connection with the filing and preparation by the Company of a proposed Registration Statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), relating to 2,712,497 shares (the “Shares”) of the Company's common stock, par value $0.25 per share (the “Common Stock”) issuable in accordance with the terms of the NewQuest Holdings, Inc. 2005 Stock Option Plan and the 2006 Amended and Restated Equity Incentive Plan (together, the “Plans”).

I have examined the Plans, the Company’s Restated Certificate of Incorporation and By-laws, each as amended through the date hereof, and such corporate records, documents, or certificates of public officials and of officers of the Company and other documents and instruments as I have deemed relevant and necessary as a basis of this opinion.  I have also made such inquiries of such officers and representatives as I have deemed relevant and necessary as a basis for the opinion hereafter set forth.  In such examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, the conformity to original documents of documents submitted to me as certified or photostatic copies and the authenticity of the originals of such documents.

Based upon and subject to the foregoing, and assuming that (i) the Registration Statement becomes effective under the Securities Act and (ii) the Shares will be issued in accordance with the terms of the Plans, I am of the opinion that the Shares will be validly issued, fully paid, and non-assessable when so delivered pursuant to and in accordance with the terms and conditions of the Plans.

The opinions expressed herein are limited to the General Corporation Law of the State of Delaware and the federal laws of the United States of America, to the extent applicable.  I do not find it necessary for purposes of this opinion, and accordingly do not purport herein, to cover the application of the securities of “Blue Sky” laws of the various states to the delivery of the Shares to the participants pursuant to and in accordance with the terms and conditions of the Plans.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Lindsay K. Blackwood